NEWS RELEASE

January 1, 2009 NI 43-101 Pre-Feasibility Analysis
Amended June 1 , 2009 to Reflect Additional Data

Vancouver, British Columbia, June 02, 2009 -- Silverado Gold Mines Ltd (OTCBB: SLGLF) (Frankfurt: SLGL) (www.silverado.com) ("Silverado") has amended its pre-feasibility analysis of January 1, 2009 entitled, “Update of Mineral Resource and Reserve Estimates and Preliminary Feasibility Study, Workman’s Bench Antimony-Gold Lode Deposit, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Northern Alaska, January 1, 2009” or “Technical Report.” These amendments are being made in response to review comments by the British Columbia Securities Commission (BCSC). Certain material changes are shown below:

The Economic Analysis Chapter (Section 18.9) was clarified by the qualified person (QP) in the amended Technical Report to include: 1) an explanation of metal price forecasts; 2) analysis of depreciation and sunken costs; 3) a review of the effect of variable interest rates on the economic model; and 4) multiple scenarios for the Base Cash Flow case study.

In the Base Cash Flow case study, assuming an antimony (Sb) price of US$2.25 per pound and a gold (Au) price at US$700 per ounce, a seasonally operated 125 tons per day concentrating plant could ship stibnite concentrates during a five year mine development period. The net present value (NPV), using a 4.0 percent interest on investment, amounts to US$7,589,441. An NPV, using a 6.0 interest rate on investment, is US$6,478,071. The internal rate of return (IRR) is calculated to be 31.2 percent for the Base Cash Flow case study. Other alternative assumptions were modeled including 1) reduced metal recovery; 2) ore dilution; 3) reduced metal recovery coupled with dilution of ore. All of these scenarios generated IRR values ranging from 25.2 to 29.4 percent, and all indicated positive NPV values, and favorable return on investment. Price sensitivity assumptions were also further explored in the economic analysis, which confirmed that antimony drives the project.

The QP also chose to modify inferred Sb and Au resources estimates on the Pringle Bench, which results in amendments to Figure 17.10, Table 17.15 (page 103), Table 17.16 (page 107), and Table 1.3 (page 16), of the Technical Report which may be viewed on www.sedar.com, www.sec.gov/edgar.shtml or the Company’s website, www.silverado.com. The changes were made upon further review of the distance between drill control points used in a polygonal analysis of the inferred resources on Pringle bench. As a result, inferred resources in the Nolan Creek area as reported in the Technical Report changed from 27,697 tons grading 12.26 percent antimony and 0.230 oz/ton gold to 24,077 tons grading 12.45 percent antimony and 0.245 oz/ton gold. This

SILVER ADO GOLD M INES LTD
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results in reductions of 12 percent and 8 percent of in-place inferred resources of antimony and gold respectively.

The measured reserve estimates on Workman’s Bench, on which the pre-feasibility study was based, have not changed.

The amended inferred resource estimates for the Pringle Bench and Nolan areas are shown below:

Summary of Amended Inferred Antimony and Gold resources from ‘A’ and ‘West’ Zones, Pringle Bench

Category	Cut-Off Grade (% Sb)	Quantity (tons)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz gold)
‘A’ Vein	4.0	737	29.13	214.7	0.113	83.4
Inferred
‘West’ Vein	4.0	1,951	9.86	192.3	0.049	94.7
Inferred
TOTALS	4.0	2,688	15.14	407.0	0.067	178.1

Notes:

  The effective date of these resources is January 1, 2009; amended June 1, 2009
  Rounding may result in some discrepancies.
  No processing recovery factors have been applied to these resource figures.
  The unit ton refers to short tons.
  Cut-off grade is 4.0% Sb ‘equivalent’, which is the combined values of gold plus antimony expressed in terms of antimony

Silverado’s amended, inferred lode mineral resources, Nolan Creek area

Resource Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Inferred	4.0	24,077	12.45	2,997.6	0.245	5,894.7

Notes:

  The effective date of these resources is January 1, 2009; amended June 1, 2009.
  Rounding may result in some discrepancies.
  No processing recovery factors have been applied to these resource figures.
  The unit ton refers to short tons.
  Cut-off grade is 4.0% Sb ‘equivalent’, which is the combined values of gold plus antimony expressed in terms of antimony

Other Amendments to the Technical Report made by the QP include: 1) the addition of permitting and regulatory information in Sections 4.3 and 18.5; 2) clarification of data presented in the Mineral Processing and Metallurgical Testing (Section 16); and 3) providing a project budget estimate for a 5,000 foot core drilling program that was recommended in Section 20 of the January 1, 2009 Technical Report. The drill program will seek to add further confidence to Sb and Au resource estimates on Workman’s Bench and Pringle Bench.

Assumptions, Methods, and Parameters

The QP estimated mineral resources using the following steps:

  Personal inspection of both Workman’s Bench lode-style and the Nolan Creek placer-style gold properties during 1994, 1999, 2004, and 2006 to 2008.

  Database compilation and data validation.

  Geological interpretation and modeling.

  Compositing assay intervals to a common length.

  Determination of average material density for both lode and placer properties.

  Analysis of grade variability.

  Polygonal estimation of grade by compositing of sample assay information taken within designated widths and lengths of mineralized zones.

  Assignment of appropriate cut-off grades, the lowest grade that can be mined economically.

  Classification of confidence in the estimates with respect to CIM (2005) guidelines.

  Mineral resource tabulation and validation of the resource estimate.

Data Verification

  During numerous personal inspections of the Nolan Creek properties (2007 to 2008) the QP has observed sample collection and sample preparation practices for lode-style deposits.

  On June 13 and 14 and September 28 and 29, 2008, the QP visited Nolan Camp and examined all significantly mineralized core intervals acquired from the 2007 and 2008 exploration of the Workman’s Bench property. A total of 124 mineralized intervals were examined. The analytical data was compared with each of the mineralized zones to confirm the elevated antimony and gold values in the sampled intervals.

  Drill core intervals were checked through re-assay and inspection. The QP is satisfied that the sampling and analysis of drill core was carried out in a sound manner.

  Selected field duplicates of sampled intervals, two from underground channels, and one from a trench, were submitted by the QP to an umpire laboratory (Alaska Assay Laboratories LLC) to check analytical results from ALS Chemex. In as much that the samples are collected by different individuals at different times and analyzed by different labs, the QP judges that results from this limited comparison indicate acceptable levels of bias and accuracy for gold and antimony values and confirm the existence of mineralization.

Qualified Person

The information contained in this news release was prepared by Thomas K. Bundtzen, P.Geo, BS, MS, CPG-10912, ABSLN # 279639, President of Pacific Rim Geological Consulting, Inc. of Fairbanks, Alaska, who is independent of the Company as defined by NI 43-101. Bundtzen is a Certified Professional Geologist with the American Institute of Professional Geologists. Bundtzen is a "Qualified Person" as defined by NI 43-101 and also qualifies under the rules stated by the U.S. Securities and Exchange Commission ("SEC"), and has verified the data contained in this news release for accuracy.

Forward-Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company's business and the industry and markets in which it operates. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company's filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Silverado Gold Mines Ltd
Investor Relations
1820-1111 West Georgia Street
Vancouver, BC V6E 4M3
Telephone: (604) 689-1535
E-mail: ir@silverado.com
Website: www.silverado.com

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